EXHIBIT 10.7

DEBUT BROADCASTING CORPORATION, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into on this ____ day of _________________, 2008 by and between Debut Broadcasting Company, Inc. (the “Company”) and [Name] (the “Participant”) in connection with the grant of an option under the Debut Broadcasting Corporation, Inc. 2007 Stock Incentive Plan (the “Plan”) on [Date of Grant].

The Company has established the Plan by action of its board of directors. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Plan. The Participant is an employee of the Company or an Affiliate or is an independent contractor providing consulting or other services to the Company or an Affiliate. In consideration of the foregoing, the parties have entered into this Agreement to govern the terms of the Option granted by the Company pursuant to the authority specified under the Plan:

1.  Grant of Option. Subject to the terms and conditions set forth herein, the Company grants to the Participant an Option to purchase from the Company an aggregate of [Number of Shares] shares of Stock at a price of $[Price] per share (the “Exercise Price”), subject to adjustment as provided in Article VIII of the Plan.

2.  Right to Exercise. This Option will expire on [Expiration Date] unless it expires sooner pursuant to Paragraph 7 and is exercisable with respect to the number of shares of Stock determined as follows:

On and After	Number of Shares Exercisable
[Vesting Date]	[Number of Shares] Shares
[Vesting Date]	Additional [Number of Shares] Shares
[Vesting Date]	Additional [Number of Shares] Shares
[Vesting Date]	Additional [Number of Shares] Shares
[Vesting Date]	Additional [Number of Shares] Shares

3.  Method of Exercise. The exercise of this Option or any portion thereof is subject to the Participant’s prior or concurrent payment of the Exercise Price to the Company, and the Participant having made payment of or arrangements for satisfaction of any related tax withholdings in a manner and on terms that are satisfactory and acceptable to the Company. The Participant may exercise this Option, in whole or in part, from time to time, with respect to the number of whole shares of Stock that can be purchased at such time in accordance with Paragraph 2, by actual delivery of written notice to the Company at the address provided in Paragraph 10, which notice shall:

(a)  specify the number of whole shares of Stock to be purchased and the Exercise Price;

(b)  contain evidence satisfactory to the Committee that the person exercising this Option is the Participant or has the right to exercise this Option; and

(c)  be accompanied by payment of the Exercise Price in accordance with the Plan.

As a condition precedent to the exercise of this Option in whole or in part, the Participant shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the shares of Stock and in connection therewith shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

4.  Transfer and Exercise of Option. Except for transfers pursuant to a will or the laws of descent and distribution, this Option is not transferable and the Participant may not make any disposition of this Option or any interest herein during his or her lifetime. As used herein, “disposition” means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant’s lifetime or upon or after the Participant’s death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph is void.

5.  Status of Participant. The Participant shall not be deemed a stockholder of the Company with respect to any of the shares of Stock subject to this Option, except to the extent that such shares shall have been purchased and transferred to him or her. The Company is not required to issue shares of Stock purchased upon exercise of this Option until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Stock may then be listed.

6.  No Effect on Capital Structure. This Option shall not affect the right of the Company or any Affiliate to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

7.  Expiration of Option. In general, the right to purchase Stock under this Option shall expire on the date specified in Paragraph 2. However, this Option shall expire sooner in the circumstances described in this Paragraph.

(a)  Death or Disability. If the Participant, as an employee, non-employee member of the Board, consultant or independent advisor, ceases to provide services to the Company or one of its Affiliates by reason of death or disability (as defined in section 22(e)(3) of the Code), the Participant or his or her estate shall have the right (i) for twelve (12) months after the date of such termination of the provision of services by reason of death or ninety (90) days after the date of such termination of employment or the provision of services by reason of disability or (ii) until the expiration of the stated term of the Option, whichever period is shorter, to exercise this Option with respect to all shares available for purchase hereunder.

(b)  Other Termination. If the Participant, as an employee, non-employee member of the Board, consultant or independent advisor, ceases to provide services to the Company or one of its Affiliates for reasons other than death or disability this Option shall terminate upon such termination of the provision of services, except that, this Option may be exercised by the Participant, to the extent otherwise exercisable on the date of termination of employment, for a period of ninety (90) days from the date of termination of employment or the provision of services, or until the expiration of the stated term of the Option, whichever period is shorter.

8.  Committee Authority. Any question concerning the interpretation of this Agreement, any adjustments required or permitted to be made under the Plan, and any controversy which may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.

9.  Plan Controls. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of this Agreement and as the Plan is amended from time to time. A copy of the Plan, and all amendments thereto, are attached hereto as Exhibit A and made a part hereof as if fully set forth herein. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s written consent. In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. The terms “Article” or “Section” generally refer to provisions within the Plan; provided, however, the terms “Paragraph” shall refer to a provision of this Agreement.

10.  Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered, sent by mail or facsimile. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is received, personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or Participant may change, by written notice to the other, the address previously specified for receiving notices. Notices delivered to the Company shall be addressed as follows:

Debut Broadcasting Corporation, Inc.
Attention: Controller
1209 16th Avenue South
Phone: (615) 301-0001
Fax: (615) 301-0002

Notices to the Participant shall be hand delivered to the Participant on the premises of the Company or its Affiliates or mailed to the last address shown on the records of the Company.

11.  Information Confidential. As partial consideration for granting of this Option, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

12.  Governing Law. Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of Nevada.

13.  Headings. The headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

14.  Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. The exchange of copies of this Agreement and executed signature pages hereto by facsimile transmission shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes.

15.  Amendment. The Company, acting through the Committee or through the Board, may amend this Agreement at any time for any purpose determined by the Company in its sole discretion that is consistent with the Plan, including but not limited to an amendment to accelerate the vesting schedule set forth in Paragraph 2 due to normal retirement or other special circumstances, or to permit transfers of Options to certain individuals specified by the Participant. All amendments must be in writing. Except as otherwise provided in the Plan, the Company may not amend this Agreement, however, without the Participant’s express agreement to any amendment that could adversely effect the material rights of the Participant.

16.  Entire Agreement. This Agreement, together with the Plan, contain the complete agreement between the parties concerning the subject matter hereof and shall supersede all other agreements or arrangements between the parties with regard to the subject matter hereof.

17.  Interpretation. The language in all parts of this Agreement shall be construed, in all cases, according to its plain meaning, except where the context of this Agreement expressly indicates otherwise, and the parties acknowledge that each party has carefully reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

18.  Severability. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

19. Waiver of Jury Trial. PARTICIPANT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS HE OR SHE MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THE PLAN OR THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. BY AGREEING TO RECEIVE AN AWARD, THE PARTICIPANT ACKNOWLEDGES THAT HE OR SHE IS KNOWINGLY AND VOLUNTARILY WAIVING HIS OR HER RIGHT TO DEMAND TRIAL BY JURY.

EXECUTION PAGE

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Participant has set his hand hereto on the day and year first above written.

DEBUT BROADCASTING
CORPORATION, INC.

By:  _________________________________

Its:  _________________________________

_____________________________________
[Name]